P R E S S R E L E A S E

Synthesis Energy Systems, Inc. to Participate in Panel Discussion at the Goldman Sachs 3rd Annual Alternative Energy Conference

HOUSTON, Texas, May 1, 2008 – Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX) announced today that Tim Vail, president and chief executive officer, will participate on the Next Generation Technologies panel at the Goldman Sachs 3rd Annual Alternative Energy Conference in New York on Tuesday, May 6, 2008 at 6:00 p.m. Eastern Time.  Although this event will not be webcast, the corporate slide presentation may be accessed at www.synthesisenergy.com within the Investor Relations section.

About Synthesis Energy Systems, Inc.

SES is an energy and technology company that deploys proprietary systems and technology to gasify low value fuels to replace high cost energy and chemical products sold to major global markets.  The U-GAS® technology, which SES licenses from the Gas Technology Institute, is designed to turn high-ash coals and waste coal products into high value synthesis gas for use in chemical applications or as a feedstock for producing transportation fuels.  The technology gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  SES currently has offices in Houston, Texas, Shanghai and Beijing, China.  For more information on the SES, visit www.synthesisenergy.com or call (713) 579-0600.

Contact:
Synthesis Energy Systems, Inc.
Molly Whitaker

Investor Relations

(713) 579-0607

molly.whitaker@synthesisenergy.com

Three Riverway, Suite 300  Houston, Texas 77056

Tel: (713) 579-0600 / Fax: (713) 579-0610